 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 8, 2024

FREQUENCY ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)

(516) 794-4500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	FEIM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2024, as described below under Item 5.07 of this Current Report on Form 8-K, the stockholders of Frequency Electronics, Inc. (the “Company”) approved the Frequency Electronics, Inc. Stock Award Plan (the “Plan”). The Board of Directors of the Company previously adopted the Plan on August 27, 2024, subject to stockholder approval. The Plan provides for grants of stock-based compensation awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, incentive units, other stock based or cash based awards, and dividend equivalent awards. All employees, directors and consultants of the Company, any parent of the Company or any affiliate of the Company are eligible to receive awards under the Plan. The Plan is administered by the Board, which may delegate certain of its duties and responsibilities to the Compensation Committee and may further delegate to committees of the Company’s directors and/or officers at its discretion (referred to collectively as the “administrator”), subject to certain limitations that may be imposed under Section 16 of the Securities Exchange Act of 1934, as amended, and/or stock exchange rules, as applicable. The administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the Plan, subject to its express terms and conditions. The administrator also has the authority to grant awards, to determine which eligible persons receive awards, and to set the terms and conditions of all awards under the Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Plan.

The aggregate number of shares of the Company’s Common Stock available for issuance in connection with awards made under the Plan is equal to the sum of (i) 700,000 shares plus (ii) one share for every one share available for award under the Frequency Electronics, Inc. 2005 Stock Award Plan (the “2005 Plan”) (38,916 shares), for a total of 738,916 shares. Any shares subject to an award under the 2005 Plan or the Plan that are forfeited, expire or otherwise terminate, or are settled in cash or otherwise do not result in the issuance of all of the shares subject to the award, shall be added to the shares reserved for issuance under the Plan.

The material terms of the Plan are described in “PROPOSAL NO. 4 – APPROVAL OF FREQUENCY ELECTRONICS, INC. STOCK AWARD PLAN AMENDMENT AND RESTATEMENT” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 28, 2024, which description is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 10.1.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On October 8, 2024, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).   A total of 6,244,144 shares or 65.26% of the shares of Common Stock of the Company entitled to vote at the Annual Meeting were represented in person or by proxy, and the stockholders:

•	elected each of the Company’s nominees for director to serve for terms of one year and until their respective successors are elected and qualified;

•	ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2025;

•	approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and

•	approved the Plan.

The voting results at the Annual Meeting were as follows:

1.         Election of the following four directors:

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Jonathan Brolin	4,434,697	84,292	1,725,155
Lance Lord	2,979,327	1,539,662	1,725,155
Russell Sarachek	4,466,258	52,731	1,725,155
Richard Schwartz	4,359,260	159,729	1,725,155

2.         Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2025:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,154,739	88,278	1,127	0

3.         Approval of the non-binding advisory vote on the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,407,823	90,368	20,798	1,725,155

4.         Approval of the Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,371,930	125,780	21,279	1,725,155

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

10.1	Frequency Electronics, Inc. Stock Award Plan.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

By:            /s/ Steven Bernstein

Steven Bernstein

Chief Financial Officer, Secretary and Treasurer

Dated: October 9, 2024